Rand Logistics, Inc.

RAND LOGISTICS REPORTS FIRST QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS

Operating Income plus Depreciation and Amortization of $12.0 million
Despite 124 Fewer Sailing Days and Adverse April Weather and Ice Conditions

New York, NY – August 7, 2014 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today announced its financial results for the fiscal year 2015 first quarter ended June 30, 2014.

Quarter Ended June 30, 2014
Versus Quarter Ended June 30, 2013 Financial Results

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Operating income plus depreciation, amortization of drydock costs and amortization of intangibles was $12.0 million, which was consistent with the prior year period.  This was achieved despite challenging weather and ice conditions in April 2014, which caused operating income plus depreciation, amortization of drydock costs and amortization of intangibles in April 2014 to be $3.0 million below April 2013.  This shortfall was offset by May and June 2014 operating results, which were materially better than the prior year comparable periods due to strong market conditions and efficient operating execution.

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Marine freight revenue (which excludes fuel and other surcharges, and outside charter revenue) decreased by 7.6% to $36.6 million from $39.6 million.  This decrease was primarily attributable to a 13.5% decrease in tonnage carried and 124 fewer Sailing Days due to adverse April weather and ice conditions on the Great Lakes impacting the start of the sailing season.  This decline was partially offset by contractual price increases, an improvement in commodity mix and an increase in the percentage of time our vessels were in revenue loaded condition.  Excluding the impact of currency changes, freight revenue decreased 4.4% during the 2015 fiscal first quarter compared to the 2014 fiscal first quarter.

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Freight and related revenue per Sailing Day increased by 2.5%, or $790, to $32,173 per Sailing Day from $31,383 per Sailing Day.  The change in the mix of cargos carried and an increase in the percentage of time our vessels were in revenue loaded condition more than offset inefficiencies that we encountered due to adverse April weather and ice conditions.  Excluding the negative impact of currency changes, freight revenue per day increased by 6.0%, or $1,879, to $33,262 per Sailing Day during the quarter.

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Total revenue decreased by 10.5% to $43.3 million from $48.4 million.  This decrease was primarily attributable to reduced tonnage carried, a 9.8% decrease in the number of days we sailed, reduced fuel surcharges and a weaker Canadian dollar, partially offset by increased prices, an improved commodity mix and an increase in the percentage of time our vessels were in revenue loaded condition.

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Vessel operating expenses decreased by 14.2% to $28.0 million compared to $32.7 million.  This decrease was primarily due to fewer Sailing Days and a weaker Canadian dollar, partially offset by increased fuel consumption and other costs due to challenging operating conditions at the start of the sailing season.  Vessel operating expenses per Sailing Day declined by 4.9% to $24,628 from $25,898.

Rand Logistics First Quarter Fiscal 2015 Financial Results
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Management Comments

“We were pleased with our first quarter financial results,” commented Laurence Levy, Executive Chairman of Rand.  “As a result of adverse ice and weather conditions on the Great Lakes, the start of the sailing season was delayed, resulting in a reduction of 124 Sailing Days in the quarter ended June 30, 2014 versus the comparable quarter last year.  Those of our vessels that operated in April 2014 experienced significant weather delays and trade pattern inefficiencies.  As a result, operating income before depreciation and amortization was $3.0 million less in April 2014 compared to April 2013.  These adverse weather conditions abated by mid-May and we enjoyed excellent operational execution throughout the remainder of the quarter.  As a result, our vessel margin per day for the entire quarter increased 5% to $12,390 despite April’s challenging sailing conditions.”

Scott Bravener, President of Lower Lakes, stated, “We continue to experience year-over-year improvements in the operating reliability of the fleet.  During the quarter, we reduced mechanical delays by a further 7.7% compared to the same quarter last year and we have yet to experience any lost days due to incidents in the 2014 sailing season.  While operations in April were challenging due to weather conditions, we were pleased with our vessel margin per day in May and June.  The improvement in margin per day is being driven by an improved commodity mix resulting from new business wins and operating efficiencies that we are capturing by virtue of executing our strategy to increase the percentage of time that our vessels are in revenue loaded condition.  Specifically, during the months of May and June, the former of which was modestly impaired by weather and ice conditions, vessel margin per day exceeded the prior year by 11.5%, or 15.0% excluding the impact of currency changes.”

Laurence Levy concluded, “Business conditions continue to be the best that we have experienced in the last five years and we believe that demand will remain strong throughout the 2014 sailing season.  This will allow us to continue to optimize our trade patterns and improve the percentage of time that our vessels are in revenue loaded condition, allowing us to capture the inherent operating leverage in our business.  Organic growth and recent market share gains also support the introduction of our newest and most efficient vessel in the second half of calendar 2015, which will be accretive to future profitability and earnings per share.”

Conference Call
Management will host a conference call to discuss these results at 8:30 a.m. ET on Thursday, August 7, 2014.  Interested parties may participate in the conference call by dialing 888-364-3109 (719-325-2177 for international callers), and using Conference ID# 5728526.  The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months.  A replay will also be available until November 7, 2014 by dialing 877-870-5176 (858-384-5517 for international callers), and using Conference ID# 5728526.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including four tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Rand Logistics First Quarter Fiscal 2015 Financial Results
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Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2014.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc. Laurence S. Levy, Executive Chairman Edward Levy, President (212) 644-3450		Cameron Associates Alison Ziegler and Kevin McGrath (212) 554-5469 alison@cameronassoc.com

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Rand Logistics First Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2014	June 30, 2013
REVENUE
Freight and related revenue	$36,613	$39,605
Fuel and other surcharges	6,696	8,796
TOTAL REVENUE	43,309	48,401

EXPENSES
Vessel operating expenses	28,027	32,683
Repairs and maintenance	1,182	817
General and administrative	2,900	2,881
Depreciation	4,677	4,305
Amortization of drydock costs	856	838
Amortization of intangibles	308	322
(Gain) loss on foreign exchange	(798)	63
	37,152	41,909
OPERATING INCOME	6,157	6,492

OTHER (INCOME) AND EXPENSES
Interest expense	3,757	2,389
Interest income	(2)	(2)
	3,755	2,387

INCOME BEFORE INCOME TAXES	2,402	4,105
PROVISION FOR INCOME TAXES
Deferred	343	1,527
	343	1,527
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	2,059	2,578
PREFERRED STOCK DIVIDENDS	291	854
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$1,768	$1,724

Net income per share basic	$0.10	$0.10
Net income per share diluted	0.10	0.10
Weighted average shares basic	17,933,910	17,875,951
Weighted average shares diluted	20,398,059	17,875,951

Rand Logistics First Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	June 30, 2014	March 31, 2014

ASSETS
CURRENT
Cash and cash equivalents	$3,704	$2,602
Accounts receivable, net	19,396	2,629
Income tax receivable	96	96
Loan to employee	250	250
Prepaid expenses and other current assets	9,122	7,344
Deferred income taxes	121	121
Total current assets	32,689	13,042

PROPERTY AND EQUIPMENT, NET	220,717	215,487
OTHER ASSETS	602	730
DEFERRED DRYDOCK COSTS, NET	10,029	9,321
INTANGIBLE ASSETS, NET	15,933	16,233
GOODWILL	10,193	10,193

Total assets	$290,163	$265,006
LIABILITIES
CURRENT
Bank indebtedness	$14,812	$-
Accounts payable	18,457	11,792
Accrued liabilities	6,265	7,956
Income taxes payable	103	100
Deferred income taxes	36	35
Current portion of deferred payment liability	508	499
Current portion of long-term debt	1,067	787
Total current liabilities	41,248	21,169
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	970	1,100
LONG-TERM DEBT	105,614	104,103
SUBORDINATED DEBT	72,500	72,500
OTHER LIABILITIES	253	253
DEFERRED INCOME TAXES	5,633	5,134

Total liabilities	226,218	204,259

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value,	1	1
Authorized 50,000,000 shares, Issuable and outstanding 17,938,461 shares
Additional paid-in capital	89,514	89,486
Accumulated deficit	(38,509)	(40,277)
Accumulated other comprehensive loss	(1,961)	(3,363)

Total stockholders’ equity	63,945	60,747

Total liabilities and stockholders’ equity	$290,163	$265,006

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